Exhibit 99.1

Jazz Technologies, Inc. Provides Preliminary Second Quarter Results, Exceeding Initial Guidance

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Jazz Technologies (Amex:JAZ) today announced preliminary financial results for the second quarter ended June 29, 2007. The company now expects its second quarter revenues to be in the range of $52 to $52.5 million as compared to its initial guidance of $48 to $50 million provided on May 14, 2007.

“Our second quarter results were positively impacted by increased demand from our customers,” said Gil Ameilo, chairman and chief executive officer of Jazz Technologies. “We are seeing signs that the specialty semiconductor sector and Jazz, specifically, are emerging from the inventory correction. We expect for this momentum to continue in the second half of the year and beyond, translating into gradual sequential growth.”

Said Paul Pittman, chief financial and administrative officer of Jazz Technologies, “During the second quarter we also continued making progress with our cost reduction program, which, in combination with the improved topline performance, is expected to boost the company’s profitability over time.”

These results are unaudited and preliminary and actual results may vary. Final results for the second quarter ended June 29, 2007 will be reported by Jazz Technologies on August 6, 2007 and a conference call regarding the final results will be held on the same day.

About Jazz Technologies and Jazz Semiconductor

Jazz Technologies™ (AMEX:JAZ) is the parent company of its wholly owned subsidiary, Jazz Semiconductor, Inc. Jazz Semiconductor® is an independent wafer foundry focused primarily on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog intensive mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz Semiconductor's U.S. wafer fabrication facilities, and its and Jazz Technologies’ executive offices, are located in Newport Beach, CA. For more information, please visit and http://www.jazztechnologies.com and http://www.jazzsemi.com.

Forward-looking Statements

This press release, and other statements Jazz Technologies or Jazz Semiconductor may make, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements relating to Jazz Technologies’ future financial or business performance, and the industry and business outlook for the second quarter of 2007 and 2007 as a whole. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” “result” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Exhibit 99.1

Forward-looking statements are based largely on expectations and projections about expected financial and business performance for 2007 as well as future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Jazz Technologies’ actual results could differ materially from those anticipated in this press release and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include industry conditions, Jazz Technologies’ ability to implement, and the effectiveness of, cost saving measures, Jazz Technologies’ ability to continue to grow its specialty business and the other risk factors and uncertainties disclosed in Jazz Technologies’ filings with the SEC and general economic and financial market conditions. Jazz Technologies’ filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made.

Contacts
for Jazz Technologies, Inc.

Kate Sidorovich, 415-445-3236
kate@marketstreetpartners.com

Jon Avidor, 415-445-3234
jon@marketstreetpartners.com